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                                                                    EXHIBIT 3.45

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                        STC BROADCASTING OF ABILENE, INC.

         STC Broadcasting of Abilene, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         First. The Corporation's Certificate of Incorporation was originally filed January 4, 1954 with the Secretary of State of the State of Delaware, was amended by a Certificate of Amendment of Certificate of Incorporation filed July 29, 1957 and was amended and restated by an Amended and Restated Certificate of Incorporation filed April 3, 1998 (collectively, the "Certificate of Incorporation").

         Second. By written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth said amendment to the Certificate of Incorporation is as follows:

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby declares that it is advisable and in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation by deleting therefrom the corporate name "STC Broadcasting of Abilene, Inc." and inserting in lieu thereof "TVL Broadcasting of Abilene, Inc.", which shall constitute the new name of the Corporation.

         Third. In accordance with the foregoing, the Certificate of Incorporation of the Corporation shall be, and hereby is, amended by deleting therefrom the corporate name "STC Broadcasting of Abilene, Inc." and inserting in lieu thereof "TVL Broadcasting of Abilene, Inc." which shall constitute the new name of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Vice President - New Development, General Counsel and Secretary this 23 day of July, 2002.

                                          STC BROADCASTING OF ABILENE, INC.

                                          By: /s/ Gregory M. Schmidt
                                              Gregory M. Schmidt
                                              Vice President -- New Development,
                                              General Counsel and Secretary